Copart, Inc.

For Immediate Release

Copart Reports Third Quarter Financial Results

Dallas, Texas. (May 30, 2013) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2013, the third quarter of its 2013 fiscal year.

For the three months ended April 30, 2013, revenue, operating income and net income were $277.6 million, $82.8 million and $53.2 million, respectively.  These represent an increase in revenue of $33.5 million, or 13.7%; and decreases in operating income of $5.1 million, or 5.8%; and in net income of $2.2 million, or 4.0%, respectively, from the same quarter last year.  Fully diluted earnings per share for the three months were $0.41 compared to $0.43 last year, a decrease of 4.7%.

For the nine months ended April 30, 2013, revenue, operating income and net income were $782.7 million, $219.9 million and $138.7 million, respectively.  These represent increases in revenue of $85.1 million, or 12.2%; in operating income of $3.1, million or 1.4%; and in net income of $1.5 million, or 1.1%, respectively, from the same period last year.  Fully diluted earnings per share for the nine months ended April 30, 2013 were $1.07 compared to $1.04 last year, an increase of 2.9%.

The operating results for the third quarter were adversely affected by abnormal costs incurred as a result of hurricane Sandy.  These costs include the additional towing, payroll, equipment, travel, housing and facilities expenses directly related to the operating conditions created by hurricane Sandy. Also included are costs associated with our international expansion and the incremental towing and processing costs tied to the 21% year over year growth in inventory.

Included in general and administrative cost for our third quarter are the non-capitalizable costs associated with the implementation of our ERP system and the incremental costs associated with the outsourcing of our network infrastructure and our technical support functions, which together totaled $1.7 million. These costs are expected to abate upon completion of the implementation, which is currently expected to occur sometime in our 2014 fiscal year.  Also included are the costs associated with our expanded international operations which totaled $1.4 million and will continue.

On Friday, May 31, 2013, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at

http://w.on24.com/r.htm?e=619533&s=1&k=7DA8D85F9B7D206FEB6915BBAAFCE40C

. A replay of the call will be available through June 30, 2013 by calling (888) 203-1112.  Use confirmation code #8903126.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX  75254 ~ (972) 391-5000

Copart, Inc.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users.  Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company currently operates 164 facilities; with operations in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de) and the United Arab Emirates (www.copart.ae). Copart links sellers to more than 750,000 members in over 140 countries worldwide through our online multi-channel platform.  For more information, or to become a member, visit www.copart.com.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Deana Lott, Assistant to the Chief Financial Officer

         972-391-5094 or deana.lott@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX  75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2013	2012	2013	2012
Service revenues and vehicle sales:
Service revenues	$223,977	$200,140	$636,076	$569,808
Vehicle sales	53,661	43,965	146,613	127,827
Total service revenues and vehicle sales	$277,638	$244,105	$782,689	$697,635
Operating costs and expenses:
Yard operations	105,648	84,232	310,169	258,659
Cost of vehicle sales	45,631	36,258	124,146	104,057
Yard depreciation and amortization	10,762	8,346	30,524	24,729
Gross margin	115,597	115,269	317,850	310,190
General and administrative	28,750	23,602	86,186	72,973
General and administrative depreciation and amortization	4,034	3,723	11,724	11,587
Impairment of long-lived assets	—	—	—	8,771
Total operating expenses	194,825	156,161	562,749	480,776
Operating income	82,813	87,944	219,940	216,859
Other income (expense):
Interest expense, net	(2,400)	(2,930)	(7,273)	(7,969)
Other income (expense)	1,592	(467)	2,043	1,688
Total other expense	(808)	(3,397)	(5,230)	(6,281)
Income before income taxes	82,005	84,547	214,710	210,578
Income taxes	28,769	29,076	75, 989	73,355
Net income	$53,236	$55,471	$138,721	$137,223
Earnings per share-basic
Basic net income per share	$0.42	$0.44	$1.11	$1.07

Weighted average common shares outstanding	125,270	126,596	124,755	128,794

Earnings per share-diluted
Diluted net income per share	$0.41	$0.43	$1.07	$1.04
Diluted weighted average common shares outstanding	130,530	130,451	129,502	131,959

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX  75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	April 30, 2013	July 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$139,331	$140,112
Accounts receivable, net	164,155	138,966
Inventories and vehicle pooling costs	28,407	24,222
Income taxes receivable	4,384	2,312
Deferred income taxes	4,162	3,600
Prepaid expenses and other assets	10,794	9,155
Assets held for sale	1,929	3,926
Total current assets	353,162	322,293
Property and equipment, net	676,698	587,163
Intangibles, net	13,100	7,985
Goodwill	208,580	196,438
Deferred income taxes	23,872	22,280
Other assets	23,270	18,907
Total assets	$1,298,682	$1,155,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$129,001	$102,958
Deferred revenue	5,405	5,390
Income taxes payable	8,034	3,082
Current portion of long-term debt and capital lease obligations	75,937	75,170
Other current liabilities	—	785
Total current liabilities	218,377	187,385
Deferred income taxes	8,638	7,186
Income taxes payable	26,185	22,531
Long-term debt and capital lease obligations	314,230	368,950
Other liabilities	6,858	7,897
Total liabilities	574,288	593,949
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value - 5,000,000 shares authorized; no shares issued and outstanding at April 30, 2013 and July 31, 2012, respectively	—	—
Common stock, $0.0001 par value - 180,000,000 shares authorized; 125,436,992 and 124,393,700 shares issued and outstanding at April 30, 2013 and July 31, 2012, respectively	13	12
Additional paid in capital	361,585	326,187
Accumulated other comprehensive loss	(37,078)	(38,043)
Retained earnings	399,874	272,961
Total stockholders’ equity	724,394	561,117
Total liabilities and stockholders’ equity	$1,298,682	$1,155,066

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX  75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended April 30,
	2013	2012
Cash flows from operating activities:
Net income	$138,721	$137,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,248	36,316
Allowance for doubtful accounts	234	(254)
Stock-based compensation	14,671	16,342
Excess tax benefits from stock-based compensation	(6,164)	(2,696)
Impairment of long-lived assets	—	8,771
Gain on sale of property and equipment	(922)	(1,298)
Deferred income taxes	(3,372)	(11,705)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(24,769)	(6,402)
Vehicle pooling costs and inventories	(4,304)	1,740
Prepaid expenses and other current assets	(2,877)	7,434
Other assets	(6,145)	576
Accounts payable and accrued liabilities	22,321	815
Deferred revenue	15	733
Income taxes receivable	4,213	3,825
Income taxes payable	8,695	5,858
Other liabilities	438	(327)
Net cash provided by operating activities	183,003	196,951

Cash flows from investing activities:
Purchases of property and equipment including acquisitions	(145,508)	(28,706)
Proceeds from sale of property and equipment	5,470	1,572
Net cash used in investing activities	(140,038)	(27,134)

Cash flows from financing activities:
Proceeds from the exercise of stock options	19,579	9,327
Proceeds from the issuance of Employee Stock Purchase Plan shares	951	1,019
Repurchase of common stock	(14,512)	(137,655)
Excess tax benefit from stock-based payment arrangements	6,164	2,696
Proceeds from issuance of debt	—	125,000
Debt offering costs	—	(313)
Principal payments on long-term debt	(56,255)	(37,500)
Net cash used in financing activities	(44,073)	(37,426)

Effect of foreign currency translation	327	734

Net (decrease) increase in cash and cash equivalents	(781)	133,125

Cash and cash equivalents at beginning of period	140,112	74,009
Cash and cash equivalents at end of period	$139,331	$207,134

Supplemental disclosure of cash flow information:
Interest paid	$7,758	$8,227
Income taxes paid	$68,179	$75,800

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX  75254 ~ (972) 391-5000